   As Filed with the Securities and Exchange Commission on _____________, 199__.
                                               Registration No. _______________
 ______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WHITTAKER CORPORATION
               (Exact name of issuer as specified in its charter)

            DELAWARE                                  95-4033076
  (State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

     10880 WILSHIRE BOULEVARD
     LOS ANGELES, CALIFORNIA                            90024
(Address of principal executive offices)              (Zip Code)


                  WHITTAKER CORPORATION 1992 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                            GORDON J. LOUTTIT, ESQ.
                          VICE PRESIDENT AND SECRETARY
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (310) 475-9411

     Approximate date of commencement of sales pursuant to the plan: As soon as practicable after the effective date of this Registration Statement, upon exercise of options granted under the Plan.

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------
                                        Proposed     Proposed
                                        Maximum      Maximum
                                        Offering    Aggregate      Amount of
Title of Securities    Amount to be    Price Per    Offering     Registration
to be Registered        Registered      Share*       Price*           Fee
- ------------------------------------------------------------------------------
Whittaker Corpora-
tion Common Stock**    50,000 shares  $16.8125       $840,625.00  $210.16
- ------------------------------------------------------------------------------

*Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the New York Stock Exchange Composite Tape on February 14, 1994.

**Including such additional shares as may result from stock splits, stock dividends and other anti-dilution adjustments to such shares authorized by the Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors.

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS


          The documents containing the information specified in Part I of Form S-8 (plan information and registration information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part
II) hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Company hereby incorporates by reference into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993; and

          (b) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's registration statement on Form 8-A filed June 21, 1989.

          All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and before the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Gordon J. Louttit, whose opinion regarding legality of shares is attached hereto as Exhibit 5, is Vice President, Secretary and the Assistant General Counsel of the Company. As of December 31, 1993, Mr. Louttit beneficially owned 30,070 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Reference is made to Section 145 of the General Corporation Law of Delaware and to Article SIXTH of the Restated Certificate of Incorporation of the Company as set forth below.

          Section 145 of the General Corporation Law of Delaware provides in part as follows:

          "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                                   .  .  .  .

          "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

     Article SIXTH of the Company's Restated Certificate of Incorporation provides in part as follows:

          "The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders:

                                   .  .  .  .

          "(c) The Corporation shall indemnify its directors and officers and may indemnify any other employees or agents, in each case, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time. No amendment or repeal of this paragraph shall affect the obligations of the Corporation to indemnify any director or officer of the Corporation with respect to, arising out of or related to any event that occurred prior to such amendment or repeal.

          "(d) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against any such liability under the provisions of the General Corporation Law of the State of Delaware, as amended from time to time.

          "(e) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as presently in effect or as the same may hereinafter be amended. No amendment, modification or repeal of this paragraph (e) nor, to the fullest extent permitted by law, shall adversely affect any right or protection then existing hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal."

     As authorized by its Restated Certificate of Incorporation and the laws of the State of Delaware, the Company has entered into agreements with its directors and certain officers to indemnify such persons for certain liabilities which may be incurred by them in the performance of their duties, within specified limits.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     5    Opinion of Gordon J. Louttit, regarding legality of shares.

     23   Consent of Ernst & Young.

     24   Power of Attorney.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 15, 1994.


                                 WHITTAKER CORPORATION

                                 By  /s/  Gordon J. Louttit
                                   ------------------------
                                          Vice President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph F. Alibrandi, Thomas A. Brancati and Gordon J. Louttit, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                 Title                      Date
- ---------                                 -----                      ----

/s/ Joseph F. Alibrandi                  Director
- -----------------------
JOSEPH F. ALIBRANDI

/s/ George H. Benter, Jr.                Director
- -------------------------
GEORGE H. BENTER, JR.

/s/ Thomas A. Brancati                   Director
- ----------------------
THOMAS A. BRANCATI

/s/ Walter B. Gerken                     Director
- --------------------
WALTER B. GERKEN                                               February 15, 1994

/s/ Jack L. Hancock                      Director
- -------------------
JACK L. HANCOCK

/s/ Edward R. Muller                     Director
- --------------------
EDWARD R. MULLER

/s/ Gregory T. Parkos                    Director
- ---------------------
GREGORY T. PARKOS

/s/ Malcolm T. Stamper                   Director
- ----------------------
MALCOLM T. STAMPER

/s/ John C. West                         Director
- ----------------
JOHN C. WEST

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                                  Date
- ---------                     -----                                  ----

/s/ Joseph F. Alibrandi       Principal Executive
- -----------------------       Officer
JOSEPH F. ALIBRANDI
                                                              February  15, 1994
/s/ Ronald E. Wittman         Controller and
- ---------------------         Principal Accounting
RONALD E. WITTMAN             Officer

                                 EXHIBIT INDEX

 Exhibit
 Number                  Description
- ---------       -----------------------------

    5           Opinion of Gordon J. Louttit,
                Vice President and Assistant
                General Counsel..............

   23           Consent of Ernst & Young.....

   24           Power of attorney (filed as
                page 9 of this Registration
                Statement....................